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                                                                    EXHIBIT 4(b)

                             CERTIFICATE OF TRUST

                                      OF

                                 BNY CAPITAL I


     This Certificate of Trust of BNY Capital I (the "Trust"), dated November 6, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

                 1. Name. The name of the business trust being formed hereby is BNY Capital I.

                 2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

                3. Effective Date. This Certificate of Trust shall be effective as of November 12, 1996.


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          IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                              FIRST CHICAGO DELAWARE INC.,
                              as Trustee



                              By: /s/ Steven M. Wagner
                                  ------------------------
                                  Name:  Steven M. Wagner
                                  Title: Vice President


                                  /s/ Robert E. Keilman
                                  ------------------------

                                    as Regular Trustee


                                  /s/ John Park
                                  ------------------------

                                    as Regular Trustee